EXHIBIT 10.2
SECURITY AGREEMENT
This Commercial Security Agreement ("Agreement") is made as of the 7th day of April, 2017, by HEALTHWAREHOUSE.COM, INC., a Delaware corporation, HWAREH.COM, INC., a Delaware corporation, and HOCKS.COM, INC., an Ohio corporation, all with an address at 7107 Industrial Road, Florence, Kentucky 41042 (each a "Grantor") in favor of KAPOK VENTURES LIMITED, a British Columbia corporation, c/o Magnus LLP, 430 Five Donald Street, Winnipeg, Manitoba, Canada, R3L 2T4 (together with its successors and assigns, the "Lender") (collectively, the "Lender"), with respect to the Obligations of HEALTHWAREHOUSE.COM, INC., a Delaware corporation, HWAREH.COM, INC., a Delaware corporation, and HOCKS.COM, INC., an Ohio corporation (collectively, the "Borrower").
1. Definitions. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as adopted in the State of Ohio:
a. "Account" - means an Account as defined in the Uniform Commercial Code in the State of Ohio as in effect from time to time, and in any event  shall include, but not be limited to, all of Grantor's rights to payment for goods sold or leased or services performed by Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, accounts receivables, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, whether or not such right(s) to payment has been earned by performance, and whether or not such right(s) to payment is evidenced by any document, instrument or chattel paper, together with (a) all security pledged, assigned, hypothecated or granted to or held by Grantor to secure the foregoing, (b) all of Grantor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including, without limitation, all tapes, cards, computer runs and other papers and documents in the possession or under the control of Grantor or any computer bureau from time to time acting for Grantor, (f) all evidences of the filing of financing statement and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.
b. "Agreement" - means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.
c. "Borrower" - has the meaning set forth in the preamble to this Agreement.
d. "Collateral" - means all of Grantor's right, title and interest in and to all the Collateral as described in Section 3 of this Agreement.
e. "Chattel Paper" – means all Chattel Paper as such term is defined in the Uniform Commercial Code in the State of Ohio as in effect from time to time, in which Grantor now has or hereafter acquires any rights and wherever located and, in any event, shall include a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods.
f. "Commercial Tort Claims" – means Commercial Tort Claims as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor.
g. "Contingent Obligation(s)" - means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another if the primary purpose or intent thereof, as determined by Lender, in incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ii) indebtedness, obligations or liabilities of another secured by a lien on property owned by a Borrower, even though the Borrower has not assumed or become liable for the payment therefor; (iii) any liability for the obligations of another through any agreement (contingent or otherwise): (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (B) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (C) to make take-or-pay, pay-or-play or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under sub clauses (A), (B) or (C) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported, as determined by Lender.
h. "Copyrights" – means all  copyrights, copyright  registrations and  copyright  applications now  held  or hereafter acquired by Grantor including, without limitation, any United States copyright to which Grantor now or hereafter has an interest as well as any application for a United States copyright made by Grantor, together with any renewals, reissues and extensions thereof, and any and all causes of action which may exist by reason of infringement thereof with the right to sue for and collect said damages and the right to collect all royalties under any license agreements with respect to any such Copyrights.
i. "Default" - means a Default as set forth in Section 10 of this Agreement.
j. "Deposit Accounts" – means Deposit Accounts as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor.
k. "Documents" – means Documents as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor.
l. "Environmental Laws" - mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, at seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, k seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, at seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
m. "Equipment" – means Equipment as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, now or hereafter owned or leased by Grantor and, in any event, shall include, but shall not be limited to, all machinery, tools, equipment, office equipment, furniture, furnishings, fixtures, trade  fixtures, goods which are  to become fixtures, vehicles, motor vehicles, and any materials, instructions, blueprints, computer software and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (all of the foregoing in this section collectively, the "Equipment").
n. "Event of Default" - mean any of the events of default set forth in this Agreement in the default section of this Agreement.
o. "General Intangibles" – means General Intangibles as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor, now or hereafter owned by Grantor and shall include, but not be limited to, all (1) Marks, Patents and Copyrights (as such terms are hereinafter defined), (2) goodwill of Grantor's business symbolized by any of the foregoing, (3) license rights, license agreements, leases, permits, franchises, patents, computer software and customer lists, (4) any rights to tax refunds to which Grantor is now or hereafter may be entitled, (5) payment intangibles, and (6) all rights, of whatever form, now existing or hereafter acquired, in and to domain names (including, but not limited to, healthwarehouse.com, hwareh.com, hocks.com and other domain names identified in Schedule 7(r) attached hereto (the "Domain Names")).
p. "Grantor" – has the meaning set forth in the preamble to this Agreement.  If there is more than one Grantor, then each and every reference to any and all representations, warranties, covenants and undertakings of Grantor herein shall be deemed to apply to each of the undersigned Grantors, jointly and severally.
q. "Guaranty" - means a guaranty of all or any part of the Obligations of Borrower from a guarantor, endorser, surety, or accommodation party in favor of Lender, including without limitation a guaranty of all or part of the Note.
r. "Hazardous Substances" - mean materials that, because of their quantity, concentration of physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.
s. "Indebtedness" - means, in relation to any Person, at any particular time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet including any footnote thereto of such Person prepared at such time.
t. "Instruments" – means Instruments, as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor, and shall include but not be limited to any and all negotiable instruments or certified securities or any other writings which evidence a right to payment of money and are not themselves security agreements or leases and are of the type which are in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.
u. "Inventory" – means Inventory as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor, whether now owned or hereafter acquired and wherever located, whether raw, in process or finished, all materials usable in processing the same and all documents of title covering any inventory, including, but not limited to, work in process, materials used or consumed in Grantor's business, now owned or hereafter acquired or manufactured by Grantor and held for sale or lease or to be furnished under a contract of service in the ordinary course of its business; all present and future substitutions therefor, parts and accessories thereof and all additions thereto; all proceeds thereof and products of such inventory in any form whatsoever.
v. "Investment Property" – means Investment Property as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor.
w. "Lender" – has the meaning set forth in the preamble to this Agreement.
x. "Letter of Credit Rights" – means Letter of Credit Rights as such term is defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time, of Grantor.
y. "Loan Documents" or "Related Documents" - mean all loan agreements, credit agreements, promissory notes, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Obligations related to the Note.
z. "Marks" – means all trademarks, trademark registrations and trademark applications pending, now held or hereafter acquired by Grantor, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or any similar governmental agency in any foreign country (which Grantor has adopted and used and is using or hereafter acquires or under which Grantor is licensed), as well as all other trademarks, trade names, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks not registered, and trade dress, including logos and/or designs owned or used by Grantor together with the registrations and right to all renewals, reissues and extensions thereof, the goodwill of the business of the Grantor symbolized by the Marks, and any and all causes of action which may exist by reason of infringement or dilution thereof, or injury to the associated goodwill with the right to sue for and collect said damages and the right to collect all royalties under any license agreements with respect to any such Marks.
aa. "Note" - means that certain Cognovit Promissory Note of even date herewith in the original principal amount of $1,000,000.00 executed and delivered by Borrower to Lender.
bb. "Obligation(s)" -  means, collectively, (a) all Indebtedness and other obligations incurred by any Borrower to Lender, whether pursuant to this Note or another instrument; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the fees payable under any Loan Document; (d) every other liability, now or hereafter owing to Lender or any affiliate of any Lender by any Borrower; (e) all of Lender's expenses incurred in connection with this Loan, including without limitation, reasonable costs and expenses paid or incurred by the Lender to correct any default or enforce any provision of the Loan Documents; and (f) every other liability, whether owing by a Borrower alone or by a Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to a Lender or any affiliate of a Lender or acquired by a Lender or any affiliate of a Lender by purchase, pledge or otherwise and whether participated to or from a Lender or any affiliate of a Lender in whole or in part .  Any reference in this Note or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any bankruptcy or insolvency proceeding.
cc. "Patents" – means all letters patent and any patent registrations, and any patent applications pending, including, without limitation, registrations, recordings and applications registered or recorded in the United   States  Patent  and  Trademark  Office  or  any  similar  governmental  agency  in  any  foreign country,  in respect of which Grantor possesses any rights whatsoever,  together with any renewals,  reissues, continuations  and extensions thereof, any and all causes of action which may exist by reason of infringement  thereof with the right to sue for and collect said damages and the right to collect all royalties under any license agreements with respect to any such Patents.
dd. "Person" - means an individual, a company, a corporation, an association, a partnership, a joint venture, a limited liability company, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.
2. Grant Of Security Interest.  For valuable consideration, Grantor hereby grants to Lender a security interest in the Collateral to secure all Obligations of Borrower to Lender related to the Note and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.
3. Collateral.   As used in this Agreement "Collateral" means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:
a. All Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights, and Marks (all as defined above).
b. In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:
i.	All accessions, attachments, accessories, tools, parts, supplies, replacements and additions to any of the collateral described herein, whether added now or later.
ii.	All products and produce of any of the property described in this Collateral section.
iii.
All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

iv.
All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

v.
All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

c. Despite any other provision of this Agreement, Lender is not granted, and will not have, a non-purchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable law. In addition, if because of the type of any Property, Lender is required to give a notice of the right to cancel under Truth in Lending for the Indebtedness, then Lender will not have a security interest in such Collateral unless and until such a notice is given.
4. No Cross-Collateralization.  This Agreement secures only those obligations, debts and liabilities (plus interest thereon), of Borrower to Lender related to the Note, as well as all claims by Lender against Grantor or any one or more of them, related to the Note, whether now existing or hereafter arising, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated and whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.
5.	INTENTIONALLY DELETED.

6. Financing Statements.  The Grantor hereby irrevocably authorizes the Lender to authenticate and file such financing statements, continuation statements, amendments and such other documents as the Lender may deem necessary or desirable to protect or perfect the interest of the Lender in the Collateral, electronically or otherwise, and appoints the Lender as the Grantor's attorney-in-fact, with a power of attorney to execute on the Grantor's behalf such Uniform Commercial Code financing statement forms, continuation statements, amendments and other similar instruments as the Lender may from time to time deem necessary or desirable to protect or perfect such interests in the Collateral.  Such power of attorney is coupled with an interest and shall be irrevocable.  In addition, the Grantor agrees to make, execute, furnish, deliver or cause to be done, furnished, executed and delivered all such further acts, information, documents and things as the Lender may require for the purpose of perfecting or protecting the rights of the Lender hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.  Nothing contained in this paragraph shall be a limitation of the rights of Lender as a Secured Party under the Uniform Commercial Code.
7. Grantor's Representations And Warranties With Respect To The Collateral. With respect to the Collateral, Grantor represents and promises to Lender that:
a. Perfection of Security Interest.  Grantor agrees to execute any documents and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender.  Grantor agrees to take any other and further action necessary or desirable as requested by Lender to grant Lender control over the Collateral, as "control" is defined in the applicable version of the Uniform Commercial Code, including without limitation (i) executing and/or authenticating any assignments or third party agreements; (ii) delivering, or causing the delivery of, any of the Collateral to the possession of Lender; or (iii) obtaining written acknowledgements of the lien of Lender and agreements of subordination to such lien from third parties in possession of the Collateral in a form acceptable to Lender.  Borrower consents to and hereby authorizes any third party in an authenticated  record or agreement between Borrower, Lender, and the third party, including but not limited to depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, to accept direction from Lender regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Lender regarding same, without further consent of the Borrower. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.
b. Notices to Lender. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (i) change in Grantor's name; (ii) change in Grantor's assumed business name(s); (iii) change in the management of the corporation Grantor; (iv) change in the authorized signer(s); (v) change in Grantor's principal office address; (vi) conversion of Grantor to a new or different type of business entity; (vii) change in the location of Grantor (as defined in the Ohio Uniform Commercial Code); or (viii) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name will take effect until after Lender has been notified.
c. No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws or code of regulations do not prohibit any term or condition of this Agreement.
d. Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Account becomes subject to a security interest in favor of Lender, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.
e. Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender. Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (i) all real property Grantor owns or is purchasing; (ii) all real property Grantor is renting or leasing; (iii) all storage facilities Grantor owns, rents, leases, or uses; and (iv) all other properties where Collateral is or may be located.
f. Removal of the Collateral. Except in the ordinary course of Grantor's business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Ohio, without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.
g. Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.
h. Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.
i. Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.
j. Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.
k. Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Loan Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.
l. Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.
m. Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.
n. Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least twenty (20) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.
o. Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.
p. Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.
q. Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.
r. Domain Names, Copyrights, and Marks.  With respect to the Domain Names, Copyrights, and Marks, Grantor represents and warrants as follows:
i.
Grantor is the sole owner of the Domain Names, Copyrights, and Marks, and Grantor's rights in and to the Domain Names, Copyrights, and Marks are not subject to any liens, claims, or encumbrances other than the security interest contemplated hereby.

ii.	The Domain Names are the only Internet domain names used in the conduct of Borrower's business.
iii.	The servers upon which the DNS records for the Domain Names reside are under the control of those persons set forth on Schedule 7(r), attached hereto.
iv.
The Domain Names are registered under an agreement (each a "Registration Agreement") with those registrars set forth on Schedule 7(r) (each a "Domain Name Registrar").  Grantor shall not change the identity of the Domain Name Registrar without the prior written consent of the Lender.

v.
Grantor shall at all times during the term hereof keep the Registration Agreement in full force and effect and remain in full compliance under the Registration Agreement, including, but not limited to, paying all fees and charges due and payable thereunder on or prior to the due date thereof.

vi.	Grantor shall fully defend any and all challenges to Grantor's ownership of and/or rights to use the Domain Names.
8. Grantor's Right To Possession And To Collect Accounts. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Loan Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in its sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.
9. Lender's Expenditures. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Loan Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement, the Registration Agreement or any Loan Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.
10. Default. Each of the following shall constitute an Event of Default under this Agreement:
a. Payment Default. Borrower fails to make any payment when due under the Obligations and such failure continues for more than the period of grace, if any, specified therein.
b. Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement, the Note or in any of the Loan Documents or the Registration Agreement or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor and such failure continues for more than the grace period, if any, set forth therein, or an Event of Default shall occur under the Note, any Loan Documents or the Registration Agreement.
c. False Statements.  Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Agreement, the Note, or the Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
d. Defective Collateralization. This Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.
e. Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.
f. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
g. Events Affecting Guarantor. Any of the preceding events occurs with respect to guarantor, endorser, surety, or accommodation party of any of the Indebtedness or guarantor, endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.  Notwithstanding the foregoing, it shall not be an Event of Default if, in the sixty days following the death or incompetency of such Guarantor, the Grantor provides Lender with a replacement guarantor reasonably acceptable to Lender.
11. Rights And Remedies On Default. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Ohio Uniform Commercial Code. In addition and without limitation, Lender, directly or through its agent, may exercise any one or more of the following rights and remedies:
a. Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.
b. Assemble Collateral.  Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.
c. Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least fifteen (15) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.
d. Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.
e. Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.
f. Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.
g. Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.
h. No Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.
12. COLLATERAL AGENT.  Subject to the required vote described above in Section 5, Lender may appoint an agent authorized by Lender to take all actions necessary or appropriate and to exercise all rights and powers and to perform all duties required of Lender under this Agreement.  If such agent is appointed, Grantor will be advised in writing of the appointment and identity of such agent, which agent may, but is not required to be, a Lender.  Once appointed, unless advised of the removal or replacement of such agent in writing by Lender, all parties are authorized to rely on any actions, information, directions, authorizations or other acts of agent in connection with this Agreement as if such agent were the Lender.  Any action that may be taken by Lender may be taken by agent on Lender's behalf hereunder.
13. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
a. Amendments. This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
b. Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.
c. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
d. Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio. This Agreement has been accepted by Lender in the State of Ohio.
e. No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
f. Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.
g. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable, If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
h. Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.
i. Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.
j. Time is of the Essence. Time is of the essence in the performance of this Agreement.

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EACH GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS.
GRANTOR:
HEALTHWAREHOUSE.COM, INC. By: /s/ Robert Smyjunas Robert Smyjunas, Director and Authorized Representative	HWAREH.COM, INC. By: /s/ Robert Smyjunas Robert Smyjunas, Director and Authorized Representative

HOCKS.COM, INC. By: /s/ Robert Smyjunas Robert Smyjunas, Director and Authorized Representative